UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 of 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2016

American Realty Capital Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55394	80-0943668
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or		Identification No.)
organization)

405 Park Avenue, 14th Floor

New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Amendment to the Summit Agreement

On December 30, 2016, American Realty Capital Hospitality Trust, Inc. (the “Company”), through a wholly owned subsidiary of the Company’s operating partnership, entered into an amendment (the “Amendment”) to the agreement initially entered into on June 2, 2015 (as amended from time to time, the “Summit Agreement”), to purchase fee simple interests in a portfolio of up to ten hotels from affiliates of Summit Hotel OP, LP, the operating partnership of Summit Hotel Properties, Inc. (“Summit”). Under the Amendment, the closing date for the purchase of the eight hotels remaining to be purchased under the Summit Agreement for an aggregate purchase price of $77.2 million was extended from December 30, 2016 to January 10, 2017.

The material terms of the Summit Agreement and a related loan from Summit to the Company are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 16, 2016. Other than with respect to the Summit Agreement and the related loan, there are no other material relationships between the Company and Summit.

The summary of the material terms of the Amendment contained herein is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment. The Company will file the Amendment as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 or in an earlier filing with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

Date: January 6, 2017	By:	/s/ Jonathan P. Mehlman
	Name:	Jonathan P. Mehlman
	Title:	Chief Executive Officer and President